Exhibit 99.1

	Contact: Ralph Finkenbrink Sr. Vice President, CFO	FOR IMMEDIATE RELEASE NASDAQ: NICK Web site: www.nicholasfinancial.com
Nicholas Financial, Inc.	Ph # - 727-726-0763
Corporate Headquarters
2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759

Nicholas Financial Reports Record

3rd Quarter Results & Earnings

February 2, 2012 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended December 31, 2011 net earnings increased 20% to $5,363,000 as compared to $4,475,000 for the three months ended December 31, 2010. Per share diluted net earnings increased 18% to $0.45 as compared to $0.38 for the three months ended December 31, 2010. Revenue increased 7% to $17,140,000 for the three months ended December 31, 2011 as compared to $15,995,000 for the three months ended December 31, 2010.

For the nine months ended December 31, 2011 net earnings increased 35% to $16,186,000 as compared to $12,033,000 for the nine months ended December 31, 2010. Per share diluted net earnings increased 34% to $1.35 as compared to $1.01 for the nine months ended December 31, 2010. Revenue increased 9% to $50,985,000 for the nine months ended December 31, 2011 as compared to $46,679,000 for the nine months ended December 31, 2010.

“Our strong growth in earnings per share for the three and nine months ended December 31, 2011 were primarily the results of a reduction in the net charge-off rate,” stated Peter L. Vosotas, Chairman and CEO. We also recently opened our 60th branch location in Kansas City, MO and we continue to develop additional markets.

As a result of our continued earnings growth and stable capital position, on January 31, 2012 the Board of Directors declared another quarterly dividend equal to $0.10 per common share, to be paid on March 20th to shareholders of record as of March 13th.

Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeastern states. The Company presently operates 60 branch locations in both the Southeastern and the Midwestern states. The Company has approximately 12,000,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2011. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended December 31,		Nine months ended December 31,
	2011	2010	2011	2010
Revenue:
Interest and fee income on finance receivables	$17,127	$15,985	$50,950	$46,650
Sales	13	10	35	29

	17,140	15,995	50,985	46,679

Expenses:
Operating	6,755	6,244	20,229	18,735
Provision for credit losses	455	1,201	712	4,509
Interest expense	1,237	1,383	3,703	4,372
Change in fair value of interest rate swaps	—	(96)	—	(478)

	8,447	8,732	24,644	27,138

Operating income before income taxes	8,693	7,263	26,341	19,541
Income tax expense	3,330	2,788	10,155	7,508

Net income	$5,363	$4,475	$16,186	$12,033

Earnings per share:
Basic	$0.46	$0.39	$1.38	$1.04

Diluted	$0.45	$0.38	$1.35	$1.01

Weighted average shares	11,783,000	11,604,000	11,733,000	11,606,000

Weighted average shares and assumed dilution	12,050,000	11,900,000	12,015,000	11,867,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	December 31,	March 31,
	2011	2011
Cash	$4,720	$2,018
Finance receivables, net	237,485	230,164
Other assets	12,671	11,461

Total assets	$254,876	$243,643

Line of credit	$116,000	$118,000
Other liabilities	8,370	10,430

Total liabilities	124,370	128,430

Shareholders’ equity	130,506	115,213

Total liabilities and shareholders’ equity	$254,876	$243,643

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	Three months ended December 31,		Nine months ended December 31,
Portfolio Summary	2011	2010	2011	2010
Average finance receivables, net of unearned interest (1)	$274,595,968	$255,571,347	$272,213,775	$247,650,478

Average indebtedness (2)	$116,000,000	$117,009,444	$116,668,640	$112,860,116

Interest and fee income on finance receivables (3)	$17,126,855	$15,984,880	$50,950,173	$46,649,661
Interest expense	1,236,866	1,382,950	3,702,737	4,372,080

Net interest and fee income on finance receivables	$15,889,989	$14,601,930	$47,247,436	$42,277,581

Weighted average contractual rate (4)	23.79%	23.48%	23.87%	23.45%

Average cost of borrowed funds (2)	4.27%	4.73%	4.23%	5.17%

Gross portfolio yield (5)	24.95%	25.02%	24.96%	25.12%
Interest expense as a percentage of average finance receivables, net of unearned interest	1.80%	2.16%	1.81%	2.35%
Provision for credit losses as a percentage of average finance receivables, net of unearned interest	0.66%	1.88%	0.35%	2.43%

Net portfolio yield (5)	22.49%	20.98%	22.80%	20.34%
Marketing, salaries, employee benefits, depreciation and administrative expenses as a percentage of average finance receivables, net of unearned interest (6)	9.76%	9.69%	9.82%	9.99%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	12.73%	11.29%	12.98%	10.35%

Write-off to liquidation (8)	7.16%	7.20%	5.96%	6.97%
Net charge-off percentage (9)	5.70%	5.39%	4.69%	5.11%

Note: All three and nine month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.

(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.

(3)	Interest and fee income on finance receivables does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.

(4)	Weighted average contractual rate represents the weighted average annual percentage rate (“APR”) of all automobile finance installment contracts purchased and direct consumer loans originated during the period.

(5)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents interest and fee income on finance receivables minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.

(6)	Administrative expenses included in the calculation above are net of administrative expenses associated with NDS which approximated $51,000 and $52,000 during the three-month periods ended December 31, 2011 and 2010, respectively, and $167,000 and $163,000 during the nine-month periods ended December 31, 2011 and 2010, respectively.

(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.

(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.

(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”):

		Delinquencies
Contracts	Gross Balance Outstanding	31 – 60 days	61 – 90 days	Over 90 days	Total
December 31, 2011	$375,306,050	$13,643,453	$3,129,675	$1,125,631	$17,898,759
		3.64%	0.83%	0.30%	4.77%

December 31, 2010	$353,963,564	$10,065,353	$2,807,904	$935,688	$13,808,945
		2.84%	0.79%	0.26%	3.89%

Direct Loans	Gross Balance Outstanding	31 – 60 days	61 – 90 days	Over 90 days	Total
December 31, 2011	$6,481,305	$98,826	$11,716	$5,662	$116,204
		1.53%	0.18%	0.09%	1.80%

December 31, 2010	$5,252,546	$63,680	$18,491	$14,378	$96,549
		1.21%	0.35%	0.27%	1.83%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended December 31,		Nine months ended December 31,
Contracts	2011	2010	2011	2010
Purchases	$32,476,531	$31,865,984	$104,032,460	$105,346,702
Weighted APR	23.62%	23.48%	23.75%	23.45%
Average discount	8.41%	8.74%	8.46%	8.76%
Weighted average term (months)	49	49	49	49
Average loan	$9,990	$9,841	$9.928	$9,869
Number of contracts	3,251	3,238	10,479	10,675

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